Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated October 14, 2016, with respect to the consolidated financial statements and internal control over financial reporting of IDT Corporation (a Delaware Corporation) and subsidiaries included in the Annual Report on Form 10-K for the year ended July 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

New York, New York October 14, 2016